UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	MTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment and Restatement of Existing Credit Agreement

On June 26, 2025, MasTec, Inc. (the “Company”) and MasTec North America, Inc., a subsidiary of the Company (“MasTec North America”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), by and among the Company and MasTec North America, as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto. The Amended and Restated Credit Agreement amends and restates in its entirety the Credit Agreement (the “Existing Credit Agreement”), dated as of November 1, 2021, by and among the Company and MasTec North America, as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto. The Amended and Restated Credit Agreement, among other things, (i) provides for a revolving credit facility of an aggregate amount of $1.9 billion (the “Amended and Restated Facility”), (ii) terminates the term loans in the aggregate principal outstanding amount of approximately $328.0 million thereunder, (iii) extends the maturity to five years from the closing date, (iv) eliminates certain restrictions on the ability of the Company to make distributions or repurchase capital stock, and certain other negative covenants, and (v) eliminates the requirement of the Company to maintain a minimum consolidated interest coverage ratio.

Outstanding loans under the Amended and Restated Facility bear interest, at the Company’s option, at a rate equal to either (a) Term SOFR, Overnight TIIE, or Term CORRA Rate, in each case as defined in the Amended and Restated Credit Agreement, plus a margin of 1.125% to 1.625%, or (b) Base Rate (defined below), plus a margin of 0.125% to 0.625%. The Base Rate equals the highest of (i) the Federal Funds Rate, as defined in the Amended and Restated Credit Agreement, plus 0.50%, (ii) Bank of America’s prime rate, and (iii) Term SOFR plus 1.00%. In each of the foregoing cases, the applicable margin is based on the Company’s Consolidated Leverage Ratio and Debt Rating, each as defined in the Amended and Restated Credit Agreement, as of the most recent fiscal quarter. The other terms and conditions of the Existing Credit Agreement remain substantially unchanged.

The lenders and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research and principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The above description of the Amended and Restated Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

New Term Loan Agreement

On June 26, 2025, the Company and MasTec North America entered into a new senior unsecured term loan agreement (the “New Term Loan Agreement”) by and among the Company and MasTec North America, as borrowers, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto, which provides for a $600.0 million term loan (the “New Term Loan Facility”). Borrowings under the New Term Loan Facility are to be used to repay in full the aggregate principal amount of approximately $277.5 million of term loans outstanding under that certain Term Loan Agreement, dated as of September 1, 2022, by and among the Company and MasTec North America, as borrowers, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto, and for general corporate purposes.

The New Term Loan Facility will mature on the three year anniversary of the closing date, and loans thereunder are not subject to amortization.

Outstanding loans under the New Term Loan Facility bear interest, at the Company’s option, at a rate equal to either (a) Term SOFR, as defined in the New Term Loan Agreement, plus a margin of 1.00% to 1.50%, or (b) Base Rate (defined below), plus a margin of 0.00% to 0.50%. The Base Rate equals the highest of (i) the Federal Funds Rate, as defined in the New Term Loan Agreement, plus 0.50%, (ii) Bank of America’s prime rate, and (iii) Term SOFR plus 1.00%. In each of the foregoing cases, the applicable margin is based on the Company’s Consolidated Leverage Ratio and Debt Rating, each as defined in the New Term Loan Agreement, as of the most recent fiscal quarter.

The obligations under the New Term Loan Agreement are not guaranteed and are not secured by any assets of the Company or any of its subsidiaries. The New Term Loan Agreement requires the Company to maintain a Consolidated Leverage Ratio, as defined in the New Term Loan Agreement, of not more than 3.50:1.00 as of the end of any fiscal quarter (subject to the Acquisition Adjustment described below). The New Term Loan Facility provides that, for purposes of calculating the Consolidated Leverage Ratio, funded indebtedness excludes undrawn standby performance letters of credit included in the calculation of Consolidated Funded Indebtedness (as defined in the New Term Loan Agreement). Additionally, notwithstanding the terms discussed above, subject to certain conditions, if a permitted acquisition or series of permitted acquisitions having consideration exceeding $200.0 million occurs during a fiscal quarter, the maximum Consolidated Leverage Ratio may be temporarily increased to up to 4.00:1.00 during such fiscal quarter and the subsequent four fiscal quarters (the “Acquisition Adjustment”). Subject to customary exceptions, the New Term Loan Agreement limits the borrowers’ ability to engage in certain activities, including but not limited to acquisitions, mergers and consolidations, debt incurrence, investments, asset sales, and lien incurrence. The New Term Loan Agreement provides for customary events of default and carries cross-default provisions with the Company’s other significant debt instruments, including the Company’s indemnity agreement with its surety provider, as well as customary remedies, including the acceleration of repayment of outstanding amounts.

The lenders and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research and principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The above description of the New Term Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Amended and Restated Credit Agreement, dated as of June 26, 2025, by and among MasTec, Inc. and MasTec North America, Inc. as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

10.2*	Term Loan Agreement, dated as of June 26, 2025, by and among MasTec, Inc. and MasTec North America, Inc., as Borrowers, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: June 27, 2025	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary